                                                                    Exhibit 99.1
INDEPENDENT AUDITORS' REPORT
----------------------------

To the Stockholders of ZERO Corporation:

We have audited the accompanying consolidated balance sheets of ZERO Corporation and its subsidiaries as of March 31, 1998 and 1997, and the related statements of consolidated income, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1998. Our audits also included the financial statement schedule of the Company listed in Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of ZERO Corporation and its subsidiaries at March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998 in conformity with generally accepted accounting principles. Also in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Los Angeles, California
May 11, 1998


Statements of Consolidated Income

Years Ended March 31,                                       1998                    1997                    1996
----------------------------------------------------------------------------------------------------------------
Net Sales                                           $258,745,000            $225,442,000            $206,247,000
Cost of Sales                                        171,386,000             151,131,000             135,708,000
----------------------------------------------------------------------------------------------------------------
     Gross Profit                                     87,359,000              74,311,000              70,539,000
Selling and Administrative Expenses                   50,925,000              45,522,000              43,933,000
Special Items                                          7,024,000                       -                       -
Other Income                                           1,236,000               1,847,000               1,077,000
Interest Income                                          953,000                 515,000               1,727,000
Interest Expense                                       4,747,000               4,670,000               1,163,000
----------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                            40,900,000              26,481,000              28,247,000
Income Taxes                                          16,520,000              10,593,000              11,297,000
----------------------------------------------------------------------------------------------------------------
Net Income                                          $ 24,380,000            $ 15,888,000            $ 16,950,000
----------------------------------------------------------------------------------------------------------------

Basic Earnings Per Share                            $       1.98            $       1.30            $       1.08

Diluted Earnings Per Share                          $       1.93            $       1.28            $       1.07
----------------------------------------------------------------------------------------------------------------------------

The Notes to Consolidated Financial Statements are an integral part of these statements.


Consolidated Balance Sheets

March 31,                                                                     1998             1997
---------------------------------------------------------------------------------------------------
Assets
Current Assets
       Cash and cash equivalents                                      $ 30,979,000     $ 16,201,000
       Short-term investments                                            9,990,000                -

       Receivables (less allowances for doubtful accounts of
          $818,000 in 1998 and $607,000 in 1997)                        35,002,000       35,966,000

       Inventories
               Raw materials and supplies                               18,967,000       21,504,000
               Work in process                                           7,673,000        7,821,000
               Finished goods                                            4,769,000        5,685,000
       Other (including deferred tax assets of $2,608,000 in 1998
       and $1,864,000 in 1997)                                           8,365,000        4,172,000
---------------------------------------------------------------------------------------------------
       Total Current Assets                                            115,745,000       91,349,000
---------------------------------------------------------------------------------------------------

Property, Plant and Equipment, Net                                      49,005,000       44,375,000
Goodwill (less accumulated amortization of $13,245,000 in 1998
  and $11,844,000 in 1997)                                              36,505,000       30,602,000

Other Assets                                                            15,743,000       19,630,000
---------------------------------------------------------------------------------------------------
       Total Assets                                                   $216,998,000     $185,956,000
---------------------------------------------------------------------------------------------------

The Notes to Consolidated Financial Statements are an integral part of these statements.

Consolidated Balance Sheets

March 31,                                                                           1998                 1997
-------------------------------------------------------------------------------------------------------------
Liabilities
Current Liabilities
    Current portion of long-term debt                                       $      2,000         $     35,000
       Accounts payable                                                        8,174,000            8,901,000
       Income taxes payable                                                    4,371,000                    -
       Accrued liabilities
         Wages and commissions                                                 7,964,000            6,579,000
         Workers' compensation                                                 1,666,000            1,128,000
         Other                                                                 6,017,000            4,365,000
-------------------------------------------------------------------------------------------------------------
       Total Current Liabilities                                              28,194,000           21,008,000
-------------------------------------------------------------------------------------------------------------
Non-Current Liabilities (including deferred compensation of
  $10,787,000 in 1998 and $9,443,000 in 1997)                                 12,184,000           12,192,000
Long-term Debt                                                                50,555,000           51,503,000
Commitments and Contingencies

Stockholders' Equity
       Preferred stock - authorized 1,000,000 shares of $.01 par
         value; none issued
       Common stock -- authorized 30,000,000 shares of $.01 par
         value; issued shares, 16,611,749 in 1998 and 16,445,332
         in 1997; outstanding shares, 12,416,827 in 1998 and
         12,250,427 in 1997                                                      166,000              164,000
       Additional paid-in capital                                             40,236,000           37,021,000
       Retained earnings                                                     159,366,000          137,750,000
       Foreign currency translation adjustment                                   113,000              132,000
       Treasury stock (4,194,922 shares in 1998 and 4,194,905
         shares in 1997), at cost                                            (73,816,000)         (73,814,000)
-------------------------------------------------------------------------------------------------------------
       Total Stockholders' Equity                                            126,065,000          101,253,000
-------------------------------------------------------------------------------------------------------------
       Total Liabilities and Stockholders' Equity                           $216,998,000         $185,956,000
-------------------------------------------------------------------------------------------------------------

The Notes to Consolidated Financial Statements are an integral part of these statements.

Statements of Consolidated Stockholders' Equity

                                                                                                 Foreign
                                                                Additional                       Currency
                                     Issued           Common      Paid-in        Retained       Translation         Treasury
                                     Shares*           Stock      Capital        Earnings       Adjustments           Stock
-------------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1995          16,124,144        $161,000   $31,079,000     $115,754,000       $ 261,000       $(1,661,000)

Net Income for the year                     -               -             -       16,950,000               -                 -

Cash Dividends declared - $.44
  per share                                 -               -             -       (7,059,000)              -                 -


Exercise of stock options and
  issuance of treasury stock          161,199           2,000     3,169,000       (1,461,000)              -            11,000


Stock repurchase                            -               -             -                -               -       (71,871,000)

Foreign currency translation
  adjustments and other                     -               -             -                -        (504,000)                -

-------------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1996          16,285,343         163,000    34,248,000      124,184,000        (243,000)      (73,521,000)

Net Income for the year                     -               -             -       15,888,000               -                 -

Cash Dividends declared - $.12                                                    (1,460,000)
  per share                                 -               -             -                                -                 -


Exercise of stock options and
  issuance of treasury stock          159,989           1,000     2,773,000         (862,000)              -                 -


Stock repurchase                            -               -             -                -               -          (293,000)

Foreign currency translation
  adjustments and other                     -               -             -                -         375,000                 -

-------------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1997          16,445,332         164,000    37,021,000      137,750,000         132,000       (73,814,000)

Net Income for the year                     -               -             -       24,380,000               -                 -

Cash Dividends declared - $.12
  per share                                 -               -             -       (1,480,000)              -                 -


Exercise of stock options and
  issuance of treasury stock          166,417           2,000     3,215,000       (1,316,000)              -                 -


Stock repurchase                            -               -             -                -               -            (2,000)

Foreign currency translation
  adjustments and other                     -               -             -           32,000         (19,000)                -

-------------------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1998          16,611,749        $166,000   $40,236,000     $159,366,000       $ 113,000      $(73,816,000)
===============================================================================================================================

* Outstanding shares at March 31, 1998, 1997 and 1996 were 12,416,827, 12,250,427 and 12,105,840, respectively.

The Notes to Consolidated Financial Statements are an integral part of these statements.

Statements of Consolidated Cash Flows

Years Ended March 31,                                                   1998              1997              1996
--------------------------------------------------------------------------------------------------------------------
Cash Flow From Operating Activities
Net income                                                          $ 24,380,000      $ 15,888,000      $ 16,950,000
Adjustments to reconcile net income to net cash
  provided by operating activities
     Depreciation and amortization                                     7,024,000         6,249,000         5,069,000
     Amortization of goodwill                                          1,401,000         1,200,000         1,086,000
     Gain from sale of assets                                         (9,899,000)         (511,000)          (46,000)
     Provision for loss from sale of subsidiary                        4,500,000                 -                 -
     Changes in operating assets and liabilities, net
       of effect of business acquisitions
         Receivables                                                     277,000        (2,046,000)       (4,833,000)
         Inventories                                                   1,599,000        (2,711,000)       (1,852,000)
         Other non-current assets                                      2,685,000        (2,239,000)         (215,000)
         Accounts payable                                                372,000           603,000            (8,000)
         Accrued liabilities                                           7,737,000            49,000           118,000
         Other non-current liabilities                                   948,000         1,417,000         2,639,000
     Other                                                            (4,308,000)        1,305,000        (1,582,000)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                             36,716,000        19,204,000        17,326,000
--------------------------------------------------------------------------------------------------------------------
Cash Flow From Investing Activities
     (Purchases) sales of short-term investments, net                 (9,990,000)          965,000        18,937,000
     Purchase of non-cash assets of acquired                          (9,022,000)       (1,936,000)      (11,748,000)
       businesses
     Expenditures for property, plant and equipment                  (14,585,000)      (10,822,000)       (8,657,000)
     Payment of note from sale of property                             2,450,000                 -                 -
     Proceeds from sale of assets                                      8,740,000         1,651,000         1,670,000
     Other                                                                75,000          (142,000)          324,000
--------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by investing activities                  (22,332,000)      (10,284,000)          526,000
--------------------------------------------------------------------------------------------------------------------
Cash Flow From Financing Activities
     Stock repurchases                                                    (2,000)         (293,000)      (71,871,000)
     Cash dividends paid                                              (1,480,000)       (1,460,000)       (7,059,000)
     Proceeds from issuance of long-term debt                                  -                 -        50,000,000
     Payments of long-term debt                                          (35,000)         (273,000)         (253,000)
     Exercise of stock options                                         1,901,000         1,912,000         1,710,000
     Other (including effect of exchange rate                             10,000           377,000          (493,000)
       changes)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                      394,000           263,000       (27,966,000)
---------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                  14,778,000         9,183,000       (10,114,000)
Cash and cash equivalents at beginning of period                      16,201,000         7,018,000        17,132,000
---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                          $ 30,979,000      $ 16,201,000      $  7,018,000
=====================================================================================================================

The Notes to Consolidated Financial Statements are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash Equivalents

Cash equivalents include mutual funds, treasury bills and other highly liquid investments with maturities of three months or less. As of March 31, 1998 and 1997, the carrying values of cash equivalents approximated market values.

Short-term Investments

Short-term investments at March 31, 1998 consist primarily of government agency notes and bonds with maturities greater than three months that are classified as securities available-for-sale. Market prices, which approximated cost at the balance sheet date, are reasonable estimates of the portfolio's fair value.

Inventories

Inventories are stated at the lower of cost (first-in, first-out or average) or market.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Capital leases and leasehold improvements are amortized over the life of the related assets or the life of the lease, whichever is shorter.

Intangible Assets

Costs in excess of the fair value of net assets acquired in purchase transactions are recorded as goodwill and amortized over periods of up to 40 years. The Company reviews the recoverability of intangible assets to determine if there has been any impairment. Such review includes estimating future cash flows based on operating performance and future prospects of the business.

Earnings Per Share

During the third quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This statement requires the disclosure of basic and diluted earnings per share. All prior period earnings per share data in these financial statements have been restated in accordance with SFAS No. 128.

In accordance with SFAS No. 128, earnings per share were computed as follows:


                                                                     1998           1997           1996
-------------------------------------------------------------------------------------------------------
Numerator:
  Net income                                                  $24,380,000    $15,888,000    $16,950,000

Denominator:
  Weighted average common shares outstanding for               12,340,000     12,177,000     15,719,000
    basic earnings per share

  Net effect of dilutive options based on the treasury
    stock method using average market price                       282,000        238,000        147,000
-------------------------------------------------------------------------------------------------------
  Weighted average common and equivalent shares
    outstanding for diluted earnings per share                 12,622,000     12,415,000     15,866,000
=======================================================================================================
Basic Earnings Per Share                                      $      1.98    $      1.30    $      1.08

Diluted Earnings Per Share                                    $      1.93    $      1.28    $      1.07
=======================================================================================================

Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the year-end exchange rate and gains and losses are being accumulated in stockholders' equity. The related income statement is translated at the average exchange rate for the year.

Supplemental Cash Flow Information

For the years ended March 31, 1998, 1997 and 1996, cash paid for income taxes, net of refunds, was $12,157,000, $11,696,000 and $12,065,000, respectively, and cash paid for interest on long-term debt was $3,555,000, $3,801,000 and $118,000, respectively.

In connection with acquisitions during fiscal years 1998, 1997 and 1996, the following liabilities were assumed:

                                                                  1998                 1997                  1996
-----------------------------------------------------------------------------------------------------------------
Estimated fair value of tangible assets acquired           $ 1,216,000          $ 2,488,000          $  9,696,000
Goodwill and identifiable intangible assets                  7,806,000            1,331,000             3,899,000
Net cash paid                                               (9,022,000)          (1,936,000)          (11,748,000)
-----------------------------------------------------------------------------------------------------------------
Liabilities assumed                                        $         -          $ 1,883,000          $  1,847,000
=================================================================================================================

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash equivalents, short-term investments and receivables. The Company places its cash equivalents and short-term investments with high credit quality institutions and limits the amount of credit exposure with any one institution. Credit risk on trade receivables is minimized as a result of the diverse nature of the Company's customer base. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards

During the third quarter of fiscal 1998, the Company adopted SFAS No. 128, "Earnings Per Share." This statement requires the disclosure of basic and diluted earnings per share and supersedes the Company's previous standards for computing earnings per share under Accounting Principles Board No. 15. All prior period earnings per share data have been restated in accordance with the new standard.

In June 1997, Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." Both statements are effective for fiscal years beginning after December 15, 1997. The Company is assessing the required disclosures and will adopt these statements in fiscal 1999.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, short-term investments, receivables, accounts payable and debt instruments. The carrying values of all financial instruments, other than debt instruments, are representative of their fair values due to their short maturities. The estimated fair value of the notes payable has been determined using quoted prices of debt instruments with similar terms and maturities and approximates carrying value.

Impairment of Long-lived Assets

During 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under the provisions of this statement, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be fully recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write down would be recorded to reduce the related asset to its estimated fair value.

Report Presentation

Certain amounts reported in prior years have been reclassified to conform to the 1998 presentation.

NOTE 2

Property, Plant and Equipment

Property, plant and equipment and accumulated depreciation and amortization at March 31, 1998 and 1997 consisted of:

                                                  Estimated
                                                 Useful Lives           1998/1/              1997
-------------------------------------------------------------------------------------------------
Land                                                                $ 3,248,000       $ 2,866,000
Buildings/land improvements                       10-40 years        20,593,000        20,835,000
Machinery/equipment                                3-15 years        71,526,000        68,894,000
Leasehold improvements                              5-9 years         4,525,000         4,646,000
-------------------------------------------------------------------------------------------------
Total                                                                99,892,000        97,241,000
Less accumulated depreciation and
  amortization                                                       50,887,000        52,866,000
-------------------------------------------------------------------------------------------------
Property, plant and equipment, net                                  $49,005,000       $44,375,000
=================================================================================================

/1/Excludes amounts included in net assets held for sale (Note 12)

NOTE 3

Employee Benefits

The Company has a defined contribution pension plan and, as of January 1, 1995, a 401(k) plan which cover all employees who have completed at least one year of service and are employed by U.S. divisions that have elected to participate.

The pension plan cost, which is fully funded on a current basis, is based upon percentages of eligible employees' compensation. The Company's contributions to the pension plan aggregated $1,758,000, $1,607,000 and $1,539,000 in 1998, 1997
and 1996, respectively, and to the 401(k) plan aggregated $513,000, $489,000 and $427,000 in 1998, 1997 and 1996, respectively.

The Company has a nonqualified deferred compensation plan for key employees who can elect to have a portion of their compensation deferred. The amounts set aside earn interest at rates generally higher than the average prime interest rate. Interest expense accrued on the participants' accounts totaled $1,015,000, $862,000 and $714,000 in 1998, 1997 and 1996, respectively. Generally, payment of a participant's account balance will be deferred until death, disability, retirement or termination.

NOTE 4

Long-term Debt
At March 31, 1998 and 1997, long-term debt consisted of:

                                                                        1998               1997
-----------------------------------------------------------------------------------------------
Senior promissory notes, due March 8, 2011                       $50,000,000        $50,000,000
Other notes payable, due July 3, 2002 and March 31, 2005           1,525,000          1,538,000
-----------------------------------------------------------------------------------------------
Total                                                             51,525,000         51,538,000
Less:
   Amount included in net assets held for sale (Note 12)             968,000                  -
   Current portion                                                     2,000             35,000
-----------------------------------------------------------------------------------------------
Total long-term debt                                             $50,555,000        $51,503,000
===============================================================================================

The senior promissory notes bear interest at 7.13%, and are payable in 11 annual payments of $4,545,000 beginning March 8, 2001. The proceeds from the notes were used solely for the repurchase of the Company's common stock in a Dutch Auction Tender Offer (refer to Note 7) and for payment of related expenses. Other notes payable have imputed interest rates ranging from 8.5% to 10%.

In March 1998, the Company negotiated a $50,000,000 shelf facility for future acquisitions. The interest rate for the shelf facility would be based on U.S. Treasury rates at the time of borrowing.

Aggregate maturities of long-term debt over the next five fiscal years are as follows: $57,000 in 1999, $239,000 in 2000, $4,826,000 in 2001, $4,870,000 in
2002, $4,915,000 in 2003 and $36,618,000 thereafter.

NOTE 5

Acquisitions and Divestiture

The Company acquired one company during fiscal 1998 and two companies in fiscal 1997, all of which complement existing operations. These acquisitions were accounted for using the purchase method of accounting. The operating results of the entities acquired, which were not material, were included in the consolidated financial statements from their respective acquisition dates. The purchase prices of these acquisitions were allocated to the net assets acquired, including intangible assets, based upon their estimated fair values at the dates of acquisition. Intangible assets, principally the excess of cost over the fair value of identifiable net assets of these purchased businesses, are being amortized using the straight-line method over a period of 15 to 20 years.

During fiscal 1997, the Company completed the sale of Anvil Cases, Inc., a subsidiary of the Company, which manufactures riveted cases primarily for the music, packaging specialists and audio/video markets. The gain on the sale of Anvil Cases, Inc. was not material.

The pro forma effect of these transactions on 1998 and 1997 was not material.

NOTE 6

Common Stock

The Company has a stock option plan that provides for the granting of options to purchase shares of the Company's stock to directors, officers and other key employees at a price not less than the fair market value on the date of grant. Options are granted for terms of five to eight years and are exercisable in annual installments (generally one-third of the total grant) commencing one year from date of grant, on a cumulative basis.

The Company's stock option plan provides for the granting of qualified and nonqualified options as well as stock appreciation rights ("SARs") in tandem with options. The SARs entitle a holder to receive an amount equal to the excess of the fair market value of the Company's common stock on the date of exercise over the option price. The exercise of SARs automatically cancels the option on the related shares. Compensation expense recognized in connection with SARs during the years ended March 31, 1998, 1997 and 1996 was not material.

Changes in the number of shares subject to options during the three years ended March 31, 1998, are summarized as follows:

                                                       1998                        1997                          1996
----------------------------------------------------------------------------------------------------------------------------------
                                                           Weighted                   Weighted                         Weighted
                                                         Avg. Exercise              Avg. Exercise                  Avg. Exercise
                                               Shares        Price        Shares        Price          Shares          Price
----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year               810,228       $15.22       826,741       $13.60         866,048         $12.82
Granted                                        161,732       $26.98       216,900       $19.47         253,500         $15.39
Exercised                                     (211,435)      $13.18      (204,378)      $13.17        (250,871)        $12.74
Cancelled or expired                           (18,621)      $18.96       (29,035)      $15.13         (41,936)        $13.45
----------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                     741,904       $18.23       810,228       $15.22         826,741         $13.60
----------------------------------------------------------------------------------------------------------------------------------
Options exercisable at year-end                377,589                    392,262                      370,447
Weighted average fair value of
 options granted during the year                 $8.53                      $6.10                        $4.62

Options available for future grant             413,657                     56,768                      255,868
----------------------------------------------------------------------------------------------------------------------------------

In July 1997, the stockholders of the Company approved the increase in the number of shares available for grant of options by 500,000.

The Company has recognized no compensation cost for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under this plan consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net income and earnings per share would have been as follows:

                                                     1998                  1997                   1996
----------------------------------------------------------------------------------------------------------
Pro forma net income                             $23,777,000            $15,552,000            $16,853,000
Pro forma basic earnings per share               $      1.93            $      1.28            $      1.07
Pro forma diluted earnings per share             $      1.88            $      1.25            $      1.06


The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for fiscal years 1998, 1997 and 1996, respectively: risk-free interest rate of 6.1%, 6.3% and 5.8%; expected volatility of 22.9%, 22.6% and 23.3%; dividend yield of .4%, .6% and .8%; and an expected life of five years. No adjustments have been made for non-transferability or risk of forfeiture.

The following table summarizes information about stock options outstanding at March 31, 1998:

                          Options Outstanding                                              Options Exercisable
-----------------------------------------------------------------------     ---------------------------------------------
                                        Weighted Avg.       Weighted
                          Number          Remaining           Avg.
     Range of         Outstanding at     Contractual        Exercise        Number Exercisable at       Weighted Avg.
 Exercise Prices      March 31, 1998         Life             Price            March 31, 1998          Exercise Price
-----------------------------------------------------------------------     ---------------------------------------------
$ 11.31 - $ 13.75        216,103             2.6             $13.14                216,103                 $13.14
$ 15.38 - $ 15.63        176,416             4.6             $15.39                105,050                 $15.39
$ 19.38 - $ 21.38        190,303             5.6             $19.48                56,436                  $19.49
$ 25.75 - $ 27.69        159,082             6.6             $26.98

NOTE 7

Common Stock Repurchase

In February 1996, the Company repurchased approximately 4,019,000 shares of its common stock at a cost of approximately $71,871,000 in a Dutch Auction Tender Offer. The source of the funds to repurchase the shares was provided by the issuance of promissory notes totaling $50,000,000 by the Company (refer to Note
4), together with available cash and cash derived from the sale of short-term investments.

In November 1996, the Board of Directors authorized the repurchase of up to an additional 400,000 shares, as well as shares of "odd lot" stockholders. During fiscal 1998 and 1997, total shares repurchased were insignificant.

NOTE 8

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities.

The provision for income taxes is summarized as follows:

                                                1998                  1997                 1996
------------------------------------------------------------------------------------------------

Current
          Federal                       $15,246,000           $ 8,470,000           $10,031,000
          State                           3,085,000             1,432,000             2,145,000
Deferred
          Federal                        (1,502,000)              708,000              (740,000)
          State                            (309,000)              (17,000)             (139,000)
------------------------------------------------------------------------------------------------
Total                                   $16,520,000           $10,593,000           $11,297,000
------------------------------------------------------------------------------------------------

Deferred tax assets and liabilities comprised the following as of:

March 31,                                               1998                                 1997
--------------------------------------------------------------------------------------------------------------
                                            Deferred Tax     Deferred Tax       Deferred Tax      Deferred Tax
                                               Assets         Liabilities          Assets          Liabilities
--------------------------------------------------------------------------------------------------------------
Depreciation/amortization                     $        -       $3,093,000        $        -         $2,814,000
Provision for estimated expenses               2,689,000                            444,000
Employee benefit plans                         6,292,000                          5,353,000
State and foreign taxes                                           135,000                              235,000
Other                                                           1,803,000                              884,000
--------------------------------------------------------------------------------------------------------------
Total                                         $8,981,000       $5,031,000        $5,797,000         $3,933,000
--------------------------------------------------------------------------------------------------------------

A reconciliation between the income taxes computed at the federal statutory rate and the provision for income taxes is as follows:

                                                                   1998                1997                1996
----------------------------------------------------------------------------------------------------------------
Income taxes computed at the Federal statutory rate         $14,315,000         $ 9,268,000         $ 9,886,000
State income taxes, net of Federal income tax benefit         1,803,000             909,000           1,304,000
Tax-exempt income                                              (168,000)            (97,000)            (90,000)
Other                                                           570,000             513,000             197,000
----------------------------------------------------------------------------------------------------------------
Total provision                                             $16,520,000         $10,593,000         $11,297,000
----------------------------------------------------------------------------------------------------------------
Effective income tax rate                                          40.4%               40.0%               40.0%
----------------------------------------------------------------------------------------------------------------

NOTE 9

Commitments

Future minimum lease payments under operating leases at March 31, 1998 are summarized as follows:

Year Ending March 31,
                 1999    $2,306,000
                 2000     1,809,000
                 2001     1,460,000
                 2002     1,382,000
                 2003       922,000
           Thereafter     1,979,000
-----------------------------------
Total                    $9,858,000
-----------------------------------

Rental expense under operating leases was $2,346,000, $2,090,000, and $2,059,000 for 1998, 1997 and 1996, respectively. Obligations under capital leases at March 31, 1998 were not material.

NOTE 10

Contingent Liabilities

Environmental Matters

In November 1996, the Company, along with 39 other potentially responsible parties ("PRPs"), received an Administrative Order for Remedial Action from the U.S. Environmental Protection Agency (the "EPA") with regard to implementation of the interim remedy for the Glendale North and Glendale South Operable Units of the San Fernando Valley Superfund Site near Los Angeles, California ("the Site"). An administrative order on consent relating to the design work for the interim remedies was entered into in March 1994 between the EPA and 24 PRPs, including the Company. The design work is complete. In addition, the Company, through the PRP Group, is responding to a unilateral order received on October 1, 1997 from the EPA for the construction, operation and maintenance of the interim remedy.

An arbitrated award has resulted in the allocation of a 58.8% share of the total costs associated with the Site to certain Burbank Operable Unit PRPs. The remaining 41.2% share was allocated to the Glendale PRPs, including the Company. The Company has provided reserves of approximately $1,400,000 for its estimated share of the total costs of construction, operation and maintenance of the EPA selected remedy, as well as certain response and oversight costs of the EPA and the State of California in connection with the Site. The Company's liabilities for these costs are based on management's best estimate of undiscounted future costs, excluding possible insurance recoveries. The Company's ultimate liability related to environmental matters at the Site is dependent upon a variety of factors, including changes in the cost of the construction, operation and maintenance of the interim remedy and the final remedy, as well as any changes to the allocation of those costs among the PRPs including any additional participants. The Company has received favorable rulings from the U.S. District Court in response to its claim for reimbursement of defense costs related to the Site from its insurance carriers. These rulings are currently being appealed by the insurance carriers.

The Company is also engaged in remediation and/or environmental monitoring at three other locations, and has been named by the State of California and/or the EPA as a de minimus potentially responsible party at two locations. The Company has provided reserves, which are not deemed to be material, for the cleanup costs associated with these sites to the extent they could be reasonably estimated at this time.

Other Matters
The Company is subject to legal proceedings that arise in the ordinary course of its business activities. In the opinion of management, any liability that may result from the resolution of these matters will not have a material adverse effect on its financial statements.

NOTE 11

Segment Information
Business segment information as of and for the years ended March 31, 1998, 1997 and 1996 is as follows:

                                                   1998                  1997                  1996
---------------------------------------------------------------------------------------------------
Net sales
     Enclosures and Accessories            $205,845,000          $175,119,000          $152,378,000
     Other                                   52,900,000            50,323,000            53,869,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $258,745,000          $225,442,000          $206,247,000
---------------------------------------------------------------------------------------------------
Operating income
     Enclosures and Accessories            $ 38,240,000          $ 31,312,000          $ 30,547,000
     Other                                      954,000/1/          4,222,000             2,435,000
     Corporate                               (7,260,000)           (6,745,000)           (6,376,000)
---------------------------------------------------------------------------------------------------
     Consolidated                          $ 31,934,000          $ 28,789,000          $ 26,606,000
---------------------------------------------------------------------------------------------------
Identifiable assets at year end
     Enclosures and Accessories            $118,563,000          $102,194,000          $ 99,570,000
     Other                                   36,366,000            46,519,000            47,264,000
     Corporate                               62,069,000            37,243,000            19,004,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $216,998,000          $185,956,000          $165,838,000
---------------------------------------------------------------------------------------------------
Depreciation and amortization
     Enclosures and Accessories            $  5,244,000          $  4,283,000          $  3,280,000
     Other                                    1,780,000             1,966,000             1,789,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $  7,024,000          $  6,249,000          $  5,069,000
---------------------------------------------------------------------------------------------------
Capital expenditures
     Enclosures and Accessories            $ 13,181,000          $  9,063,000          $  6,573,000
     Other                                    1,404,000             1,759,000             2,084,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $ 14,585,000          $ 10,822,000          $  8,657,000
---------------------------------------------------------------------------------------------------

/1/ Includes $4,500,000 provision for loss on sale of European subsidiary (Note
12)

The Company's Enclosures and Accessories segment consists of products that serve the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation, data processing and government/military markets of the electronics industry. These products include card cages for printed circuit boards, backplanes, filter fan packages and microprocessor-controlled fan trays, blowers, motorized impellers, heat exchangers, air conditioners and computerized thermal management controls, electronic cabinets and consoles, cable management racks, deep drawn aluminum ZERO boxes and cases, fabricated cases, specialized case hardware and other specialized enclosures sold to the electronics industry. The Company also manufactures and sells air cargo enclosures and hardware, aluminum luggage, camera cases, industrial carrying cases, food service containers and other custom metal products.

The following presents a summary of operations by geographic area as of and for the years ended March 31, 1998, 1997 and 1996:

                                                   1998                  1997                  1996
---------------------------------------------------------------------------------------------------
Net sales
     U.S. operations                       $ 228,827,000         $201,784,000          $183,662,000
     European operations                      29,918,000           23,658,000            22,585,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $ 258,745,000         $225,442,000          $206,247,000
---------------------------------------------------------------------------------------------------
Net sales between operations               $   3,158,000         $  2,198,000          $  3,230,000
---------------------------------------------------------------------------------------------------
Operating income
     U.S. operations                       $  34,436,000         $ 29,444,000          $ 25,163,000
     European operations                      (2,502,000)/1/         (655,000)            1,443,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $  31,934,000         $ 28,789,000          $ 26,606,000
---------------------------------------------------------------------------------------------------
Identifiable assets at year end
     U.S. operations                       $ 209,492,000         $168,242,000          $149,394,000
     European operations                       7,506,000           17,714,000            16,444,000
---------------------------------------------------------------------------------------------------
     Consolidated                          $ 216,998,000         $185,956,000          $165,838,000
---------------------------------------------------------------------------------------------------

/1/ Includes $4,500,000 provision for loss on sale of European subsidiary (Note
12)

Total export sales from U.S. operations and net sales from European operations were $45,817,000, $36,276,000, and $34,323,000, or 18%, 16% and 17% of total net sales, for the fiscal years ended March 31, 1998, 1997 and 1996, respectively.

Sales under U.S. government contracts and subcontracts were less than of 10% of total sales in fiscal 1998, 1997 and 1996.

NOTE 12

Special Items
During 1998, the Company recognized a $7,024,000 pre-tax net gain consisting of the following:

----------------------------------------------------------------------------
Gain from life insurance                                         $ 1,709,000
Gain from sale of property                                         9,815,000
Provision for estimated loss on sale of subsidiary                (4,500,000)
----------------------------------------------------------------------------
Special Items                                                    $ 7,024,000
----------------------------------------------------------------------------

The Company recognized a non-taxable gain of $1,709,000 in the second quarter of fiscal 1998 from insurance proceeds on the life of its former Vice President of Marketing and Sales. In March 1998, the Company completed the sale of its facility in Burbank, California. The sale price consisted of cash of $8,740,000 and a receivable of $4,000,000 included in Other Current Assets in the Consolidated Balance Sheet, resulting in a pre-tax gain of $9,815,000.

During the fourth quarter of fiscal 1998, the Company completed its evaluation of a European subsidiary and approved a plan for its disposition. As of March 31, 1998, this subsidiary is classified as net assets held for sale and is included in noncurrent Other Assets in the Consolidated Balance Sheet. Based on the Company's evaluation of this subsidiary, a $4,500,000 nonrecurring charge was recorded in fiscal 1998.

NOTE 13

Subsequent Events
On April 6, 1998, the Company entered into a definitive merger agreement with Applied Power Inc. ("API") pursuant to which it would become a wholly owned subsidiary of API (the "Merger"). Stockholders of the Company would receive
0.85 share of API for each share of ZERO stock. The merger agreement has been approved by both companies' boards but is subject to stockholder approval and satisfaction of other conditions. The Merger is structured to be tax free to ZERO stockholders and will be accounted for as a pooling of interests. Completion of the Merger is expected in July 1998.

================================================================================

Selected Quarterly Financial Data (Unaudited)

                                                               Income                            Basic           Diluted
                              Net             Gross            Before            Net         Earnings per     Earnings per
Quarter Ended:               Sales           Profit         Income Taxes        Income           Share            Share
--------------------------------------------------------------------------------------------------------------------------
March 31, 1998            $62,818,000      $22,137,000       $14,553,000      $7,871,000            $0.63            $0.62
December 31, 1997          66,910,000       22,118,000         8,619,000       5,189,000             0.42             0.41
September 30, 1997         64,465,000       21,526,000         9,723,000       6,517,000             0.53             0.52
June 30, 1997              64,552,000       21,578,000         8,005,000       4,803,000             0.39             0.38

March 31, 1997            $58,845,000      $18,975,000       $ 6,863,000      $4,167,000            $0.34            $0.33
December 31, 1996          58,546,000       19,210,000         6,878,000       4,199,000             0.34             0.34
September 30, 1996         53,387,000       17,372,000         6,310,000       3,722,000             0.31             0.30
June 30, 1996              54,664,000       18,754,000         6,430,000       3,800,000             0.31             0.31

                                                                     SCHEDULE II

                       ZERO CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

               FOR THE YEARS ENDED MARCH 31, 1998, 1997 AND 1996


                                                                     Doubtful
                                     Balance at      Provision       Accounts                      Balance at
                                    Beginning of    Charged to       Written          Other          End of
                                        Year          Income          Off/1/      Deductions/2/       Year
-------------------------------------------------------------------------------------------------------------
Allowance for doubtful accounts:

April 1, 1997 to March 31, 1998          $607,000       $387,000      $(135,000)      $(41,000)    $  818,000

April 1, 1996 to March 31, 1997          $759,000       $101,000      $(253,000)                   $  607,000

April 1, 1995 to March 31, 1996          $724,000       $236,000      $(201,000)                   $  759,000

-----------------
/1/  Net of recoveries

/2/ Adjusted for net assets held for sale (see Note 12 of Notes to Consolidated Financial Statements)